Exhibit 1.01

CONFLICT MINERALS REPORT OF

Peloton Interactive, Inc. FOR THE REPORTING PERIOD FROM JANUARY 1 TO DECEMBER 31, 2022
I.Introduction
This is the Conflict Minerals1 Report of Peloton Interactive, Inc. (“we,” “our,” “us,” “Peloton,” or the “Company”) prepared for calendar year 2022 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and SEC Release No. 34-67716 (August 22, 2012) under the Act (the “Adopting Release”). The reader is referred to these sources for the definitions of defined terms contained herein.
In accordance with Rule 13p-1, we undertook efforts to determine the presence and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.
The statements below are based on the activities performed to date in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.
II.Overview
Company Profile
Peloton Interactive, Inc. (“Peloton” or the “Company”) is the largest interactive fitness platform in the world. Founded in 2012 and headquartered in New York City, Peloton has a highly engaged community of nearly 7 million Members across the US, UK, Canada, Germany, and Australia. Peloton provides Members with expert instruction, world-class content and the fitness industry’s leading music library to create impactful and entertaining workout experiences for anyone, anywhere and at any stage in their fitness journey. At home, outdoors, traveling, or at the gym, Peloton offers an immersive and personalized experience, with or without equipment. Peloton can be accessed via the Peloton Bike, Bike+, Tread, Guide, Row or the Peloton App, now with multiple membership tiers.
1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
2 OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

Exhibit 1.01
On April 1, 2021, the Company acquired Precor Incorporated (“Precor”), a global commercial fitness equipment provider headquartered in Greater Seattle, Washington. Precor products and services span across all major categories, including cardio, strength, functional fitness and connected solutions. Precor is included in this Conflict Minerals Report for the first time for the 2022 calendar year. We are subject to this rule as we have determined that, during 2022, conflict minerals were likely necessary to the functionality or production of products that Peloton, and its wholly-owned subsidiary, Precor, manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the DRC or adjoining countries.
Conflict Minerals Policy
The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company’s expectations from its suppliers. In addition, the policy includes language encouraging suppliers to source responsibly and supports efforts to reduce violence and human rights violations in the DRC or adjoining countries. The policy resides on our investor relations website (https://investor.onepeloton.com/corporate-governance) and is reviewed and updated periodically as needed.
Reasonable Country of Origin Inquiry Information
We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.
The Company’s RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release and conducting an inquiry of our direct suppliers of the in-scope products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the DRC or adjoining countries, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.
Due Diligence Program Design
The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks

Exhibit 1.01
Step 4:    Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:     Report annually on supply chain due diligence
III.Due Diligence Measures Performed by The Company
The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.
Step 1: Establish strong company management systems
a.Conflict minerals team – The Company has a conflict minerals team that includes individuals from the relevant business units and departments, including the compliance, sourcing and procurement and legal teams. The team is structured to include the involvement from those in upper management roles to help ensure that critical information, including the Company’s conflict minerals policy, reaches relevant employees and suppliers.
b.Conflict minerals policy – The Company maintains a policy establishing the expectations of our suppliers. The policy resides on our investor relations website at https://investor.onepeloton.com/corporate-governance.
c.Internal engagement – The Company administers a role-based training program to educate employees on its conflict minerals process, the goals of its program, and its reporting obligations as a supplier and a public filer.
d.Supplier engagement – The Company communicates its conflict minerals policy and provides educational materials to its in-scope suppliers. Suppliers were provided educational materials when the request for information was initiated on the conflict minerals disclosure requirements, which included recommendations for developing, implementing, and documenting a conflict minerals compliance program.
e.Company level grievance mechanism – As recommended by the OECD Due Diligence Guidance, the Company has a grievance mechanism in place as a risk-awareness system for conflict minerals issues. Stakeholders, internal and external, can communicate directly and confidentially with Company compliance officers by reporting through available channels.
f.Records management – The Company maintains records relating to its conflict minerals program in accordance with the recommended record retention guidelines of five years.
Step 2: Identify and assess risks in the supply chain
We performed the following steps as part of our risk assessment process:
a.Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.
b.Conducted RCOI – The Company utilized the most recent version of the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide materials and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to

Exhibit 1.01
determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.
c.Completed additional follow-up –The Company contacted direct suppliers multiple times to request detailed conflict minerals information. We also worked to clarify and validate the accuracy of information provided by our suppliers by responding with standardized feedback questions to address any issues or uncertainty with the template provided when necessary and/or obtained additional information upon request (product identification, order numbers, or shipping addresses) to help ensure we are receiving conflict minerals information specific to our supply-chain.
d.Identified smelters or refiners (“SORs”) – The Company compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that help ensure the minerals are responsibly sourced according to the OECD Due Diligence Guidance. The Company also utilized information provided by the London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC) cross-recognition audit programs. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs. We have provided that list in this Report within section IV – Product Description; Processing Facilities.

Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:
a.Reporting results to senior management – The Conflict Minerals team reports the results of our RCOI to senior management at multiple points in time throughout the data collection period. These communications included the team’s plan to respond to risks identified in the due diligence processes.
b.Designed and implemented a plan – The Company used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT, as well as any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings were used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with the Company’s conflict minerals policy. This includes additional outreach to suppliers who failed to respond to our multiple requests for information, suppliers who provided inconsistent or erroneous information, and suppliers who indicated they had received responses from less than 50% of their in-scope suppliers. Our team further reviews the responses to verify the validity of SORs reported by our suppliers, the audit status of such SORs and the country of origin of the minerals processed at such facilities.
c.Provided educational materials – The Company provided each supplier with educational materials that explain Section 1502 of the Dodd-Frank Act, the OECD framework, the RCOI process, and general information on the contents of the most recent revision of the CMRT (including definitions of common phrases and frequently asked questions). The educational material serves as a point of reference for suppliers that are unfamiliar with the rule and helps limit the risk of obtaining inaccurate information from them. Throughout the process we offer assistance to our suppliers to improve the quality of the information provided to us.

Exhibit 1.01
d.Identified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs.
Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
The Company is using information provided by independent third-party audit programs, including the RMI RMAP, LBMA, and RJC, to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence.
For SORs that had not been audited as conformant, the Company sent a communication to encourage participation in the RMAP and requested the SOR to provide the mines and/or locations the SOR sources from to assist in identifying all countries of origin. Additionally, the Company sent communications to all suppliers that reported SORs that had not been audited as conformant to request that these suppliers contact the SORs to encourage participation in the RMAP.
The Company is also a member of the RMI (under member ID PLTN). As a member, the Company financially supports the development of the RMAP through member dues and utilizes the RMI data to determine the country of origin of conflict minerals in the Company’s products in addition to the Company’s efforts of reaching out to smelters. The efforts to determine location of origin through the RMI are described on the RMI website at: http://www.responsiblemineralsinitiative.org/.
Step 5: Report annually on supply chain due diligence
Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our investor relations website at https://investor.onepeloton.com.
IV.Product Description; Processing Facilities
Product Description
Peloton’s Product and Services
Peloton’s business is managed and our financial results are reported on a segment basis, with those segments being Connected Fitness Products & Subscriptions. Our Connected Fitness Products are subject to this rule and include:
Bike
Our current Bike features a carbon steel frame, a nearly silent belt drive, durable magnetic resistance, and a 22” high-definition touchscreen with built-in stereo speakers to stream live and on-demand classes, all in a compact, 4’ by 2’ footprint. Our Bike is available in the United States, Canada, the United Kingdom, Germany, and Australia.
Bike+

Exhibit 1.01
Our Bike+ provides an immersive cardio experience and seamless transition to floor-based exercises with its 24”, 360-degree rotating display. Members can easily pivot and tilt the screen to add strength, yoga, and stretching to their routine or take our Bike Bootcamp class series. Resistance on Bike+ is controlled digitally allowing Members to “Auto Follow” their instructors’ class programs and control resistance from the touchscreen. A powerful built-in soundbar and subwoofer system offers an improved audio experience. Bike+ is currently available for purchase in the United States, Canada, the United Kingdom, Germany, and Australia.
Tread+
Tread+ features a shock-absorbing rubber-slat belt and ball bearing system, ideal for low-impact training. Pace and incline ergonomic control knobs allow for seamless adjustments, and the 32” high-definition touchscreen features a 20-watt sound bar. Tread+ is currently subject to a voluntary product recall, which we are conducting in collaboration with the Consumer Product Safety Commission ("CPSC"). At this time, we are not able to forecast a date for sales to resume. Prior to the recall, Tread+ had only been available for sale in the United States.
Tread
The newest addition to our Tread line has the essential elements of the Tread+ experience but in a more affordable and compact form factor – maintaining ample running surface area and runner comfort. The Tread features a sleek belt drive, 24” touchscreen with integrated soundbar and subwoofer, and ergonomic pace and incline control knobs and jump buttons. With an immersive audio and video experience and heart rate monitor integration, Peloton Tread is designed for both on-Tread as well as floor-based bootcamp content. Tread is currently available for purchase in the United States, Canada, the United Kingdom, Australia, and in Germany.
Guide
Guide is our first connected fitness strength product designed to further enhance the full-body workout experience through a number of unique product features. Guide is supported with dedicated content, including exclusive programs for all levels, live body-training classes with instructors, and an extensive move library to help Members learn and perfect proper form. Guide is currently available for purchase in the United States, Canada, the United Kingdom, and Australia.
Peloton Row
Row combines the innovative software, premium hardware design, and exclusive content that make up the signature Peloton experience, providing Members with a unique low-impact, full-body cardio and strength rowing workout. Row is currently available for purchase in the United States.
Precor Products and Services
Precor products and services span across all major categories, including cardio, connected fitness consoles, strength, and functional fitness. Precor cardio products include treadmills, elliptical fitness crosstrainers, adaptive motion trainers, bikes, and a stairclimber. Cardio products may be equipped with

Exhibit 1.01
touchscreen internet-connected fitness consoles, or non-internet-connected LED consoles. Precor strength products include a variety of selectorized and plate-loaded machines, as well as functional multi-station units, benches, racks, and stretching equipment.
Processing Facilities – Based on our due diligence process and the information received from our suppliers, the facilities listed in the table below were identified by the Company’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company in the calendar year ended December 31, 2022. The information from our suppliers is still evolving and may contain company-level declarations. As such, this smelter list is presented in good faith as the best information we have to date. For 2022, we identified 202 SORs in our supply chain, 186 of which have been audited as conformant with the RMAP. The following pie chart shows the audit status of all SORs identified in 2022. This list may contain smelters that are not in our supply chain and/or there may be other smelters in our supply chain which have not yet been identified by our due diligence process. We will continue to update the list as our information and the relevant third-party data from RMI, LBMA, and RJC improves.

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082

Exhibit 1.01

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Exhibit 1.01

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100

Exhibit 1.01

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468

Exhibit 1.01

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Raihan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Exhibit 1.01

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

V.Future Due Diligence
We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If a supplier does not meet our expectations regarding responsible sourcing, we will work with the supplier, including by leveraging industry-wide programs as appropriate, to build its capacity for responsible sourcing. We expect our suppliers to take similar measures with their suppliers to help ensure alignment throughout the supply chain.
In addition to those above, the Company will undertake the following steps during the next compliance period:
•Review the conflict minerals policy statement and update if necessary.
•Review supplier and employee training materials and update if necessary.
•Continue to collect responses from suppliers using the most recent revision of the CMRT.
•Engage with suppliers that did not provide a response in prior year(s) or provided incomplete responses to enhance our data collection for 2023.
•Monitor and track performance of risk mitigation efforts.
•Continue engagement with smelters by sending letters to those that have not been audited as conformant and asking our suppliers to do the same.
•Collect from suppliers product-level or user-defined level responses where useful.
•Compare and validate RCOI results to information collected via independent third-party audit programs, such as the RMI, and through our Company’s own coordinated outreach to smelters.

Exhibit 1.01
•Encourage responsible sourcing from the DRC and adjoining countries and continue to monitor global developments and the emergence of additional requirements or standards related to the sourcing of minerals or other materials from all regions to continually improve our conflict minerals program.
•Stay aware of new and related sourcing challenges that affect smelter RMI audit status.
•Continue to support efforts of industry groups, like the RMI, to strengthen due diligence efforts.

Exhibit 1.01
APPENDIX I – Countries of Origin
The information provided in this Appendix is based on the information collected from the Company’s suppliers.

Australia	Mozambique
Austria	Myanmar
Benin	Namibia
Bolivia (Plurinational State of)	Nicaragua
Brazil	Niger
Burundi	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Chinese Taipei	Portugal
Colombia	Russian Federation
Congo, Democratic Republic of the	Rwanda
Ecuador	Sierra Leone
Eritrea	South Africa
Ethiopia	South Korea
France	Spain
Ghana	Swaziland
Guinea	Sweden
Guyana	Tanzania
India	Thailand
Indonesia	Uganda
Kazakhstan	United Kingdom of Great Britain and Northern Ireland
Kyrgyzstan	United States of America
Laos	Uzbekistan
Malaysia	Vietnam
Mexico	Zimbabwe
Mongolia